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                                                                   EXHIBIT 4.3-B


                             CERTIFICATE OF TRUST

                                      OF

                         DUKE ENERGY CAPITAL TRUST III

           THIS Certificate of Trust of Duke Energy Capital Trust III (the "Trust"), dated as of May 13, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
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           1.   Name.  The name of the business trust formed hereby is Duke
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Energy Capital Trust III.

           2.   Delaware Trustee.  The name and business address of the trustee
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of the Trust with a principal place of business in the State of Delaware is
Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

           3.  Effective Date. This Certificate of Trust shall be effective upon
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filing.

           IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                            CHASE MANHATTAN BANK DELAWARE,
                            not in its individual capacity but solely as trustee of the Trust


                            By: /s/ Denis Kelly
                               _________________________________________
                               Name:  Denis Kelly
                               Title: Trust Officer